                                                                  EXHIBIT 1.1(b)


                                TOYS "R" US, INC.

                                  $400,000,000
                              7.875% Notes Due 2013

                                 TERMS AGREEMENT


                                                                   April 2, 2003

To:      Toys "R" Us, Inc.
         461 From Road
         Paramus, New Jersey 07652

Ladies and Gentlemen:

                  We understand that Toys "R" Us, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $400,000,000 aggregate principal amount of its senior debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we, the underwriters named below (the "Underwriters"), agree to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite our names set forth below at the purchase price set forth below. Except as expressly set forth herein, the terms and conditions of the Underwriting Agreement dated April 2, 2003 among the parties hereto are incorporated by reference herein.

                                                             Principal Amount of
Underwriter                                              Underwritten Securities
--------------------------------------------------------------------------------
Barclays Capital Inc.                                               $120,000,000

Credit Suisse First Boston LLC                                       120,000,000

J.P. Morgan Securities Inc.                                          120,000,000

BNY Capital Markets, Inc.                                             20,000,000

Banc One Capital Markets, Inc.                                         4,000,000

The Royal Bank of Scotland plc                                         4,000,000

Salomon Smith Barney Inc.                                              4,000,000

SG Cowen Securities Corporation                                        4,000,000

Wachovia Securities, Inc.                                              4,000,000
                                                                    ------------
Total                                                               $400,000,000
                                                                    ============

           The Underwritten Securities shall have the following terms:

Title:                              7.875% Notes Due 2013

Ranking:                      Senior unsecured indebtedness of the Company

Aggregate principal amount:   $400,000,000

Form and Denominations:       Book-entry form represented by one or more global
                              securities deposited with or on behalf of The
                              Depository Trust Company

Currency of payment:          United States dollars

Interest rate or formula:     7.875% per annum (interest accrues from April 8,
                              2003)

Interest payment dates:       April 15 and October 15 of each year, commencing
                              on October 15, 2003

Regular record dates:         April 1 and October 1 of each year

Stated maturity date:         April 15, 2013

Redemption provisions:        Upon at least 30 days, and not more than 60 days,
                              notice, the Company may redeem the Notes, in whole at any time and in part from time to time, for a redemption price determined by a make-whole formula calculated based on the yield of a United
                              States Treasury security of comparable maturity plus 50 basis points as set forth in the Prospectus Supplement relating to the sale of the Underwritten Securities dated April 2, 2003 under the caption "Description of the Notes - Optional
                              Redemption."

Sinking fund requirements:    None

Conversion provisions:        None

Listing requirements:         None

Ratings:                      Baa3/BBB-

Clear-market provision:       None

Type of offering:             Fixed price offering

Initial public offering price
per Security:                 98.305% of the principal amount, plus accrued
                              interest, if any, from April 8, 2003

Purchase price per Security
payable by Underwriters:      97.555% of the principal amount, plus accrued
                              interest, if any, from April 8, 2003

Closing Date and location:    April 8, 2003, at 10:00 a.m. in the offices of
                              Shearman & Sterling located at 599 Lexington
                              Avenue, New York, New York 10022.

Other terms and conditions:   None

                  Please indicate your agreement to the terms and conditions hereof by signing a counterpart of this Terms Agreement in the space set forth below and returning the signed counterpart to us.

                                               Very truly yours,

                                               BARCLAYS CAPITAL INC.


                                               By:     /s/ Pamela Kendall
                                                    ----------------------------
                                                        Authorized Signatory



                                               CREDIT SUISSE FIRST BOSTON LLC


                                               By:     /s/ Andrew R. Taussig
                                                    ----------------------------
                                                        Authorized Signatory


                                               J.P. MORGAN SECURITIES INC.


                                               By:     /s/ Maria Sramek
                                                    ----------------------------
                                                        Authorized Signatory


                                               Acting on behalf of themselves
                                               and as the Representatives of the
                                               several Underwriters.

Accepted:

TOYS "R" US, INC.


By:   /s/ Jon W. Kimmins
    ----------------------------
      Name: Jon W. Kimmins
      Title:   Senior Vice President and Treasurer